Exhibit 99.1

Treace Medical Concepts Reports

Second Quarter 2025 Financial Results

Announces Full Market Release of Three New Bunion Technologies

PONTE VEDRA, Fla. – August 7, 2025 – Treace Medical Concepts, Inc. ("Treace" or the "Company") (NasdaqGS: TMCI), a medical technology company driving a fundamental shift in the surgical treatment of bunions and related midfoot deformities, today reported financial results for the second quarter ended June 30, 2025.

Recent Highlights

•
Generated revenue of $47.4 million in second quarter 2025 representing growth of 7% over the same period in 2024.
•
Improved second quarter 2025 net loss by 18% to $(17.4) million compared to $(21.2) million in the same period in 2024. Improved adjusted EBITDA by 58% to $(3.6) million in the second quarter 2025 compared to $(8.7) million in the same period in 2024.
•
Align3D™ four-year clinical data published in The Journal of Foot & Ankle Surgery, demonstrates long-term positive patient outcomes, distinguishing Lapiplasty® as the only commercial surgical bunion system supported by four-year multicenter, prospective published data.
•
Expanded bunion technology portfolio in the third quarter with full market release of the Nanoplasty® and Percuplasty™ 3D MIS Osteotomy Systems, and the SpeedMTP® MTP Fusion System.
•
Broadened expansive global patent portfolio now totaling 117 granted patents in addition to 163 pending patent applications.

“The second quarter was highlighted by solid progress in further addressing the needs of surgeons and patients with our expanded portfolio of best-in-class 3D bunion solutions as we delivered strong financial results and made meaningful progress on our strategic initiatives,” said John T. Treace, CEO, Founder and Chairman of Treace. “We are extremely pleased with the surgeon enthusiasm and patient outcomes experienced during the limited market releases of our Nanoplasty®, Percuplasty™, and SpeedMTP® systems. We believe the demand for these new technologies, combined with our flagship Lapiplasty® and Adductoplasty® systems, will establish Treace as the preeminent surgical bunion technology provider. We are excited to bring this comprehensive suite of bunion technologies to market and drive the next phase of growth for the Company.”

Second Quarter 2025 Financial Results

Revenue for the second quarter of 2025 was $47.4 million, representing an increase of 7% compared to $44.5 million in the second quarter of 2024.

Gross profit for the second quarter of 2025 was $37.8 million compared to $35.7 million in the second quarter of 2024. Gross margin was 79.7% in the second quarter of 2025, compared to 80.2% in the second quarter of 2024.

Total operating expenses were $54.7 million in the second quarter of 2025, a reduction of 4.1% compared to total operating expenses of $57.1 million in the second quarter of 2024.

Second quarter 2025 net loss was $(17.4) million, or $(0.28) per share, compared to $(21.2) million, or $(0.34) per share, for the same period in 2024. Adjusted EBITDA loss was $(3.6) million in the second quarter of 2025, a reduction of 58% compared to $(8.7) million for the same period in 2024. See below for additional information and a reconciliation of non-GAAP financial information.

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Treace had $90.7 million of total liquidity as of June 30, 2025, comprised of $69.3 million of cash, cash equivalents and marketable securities and $21.4 million of availability under the revolving loan facility. Compared to the prior year, cash usage decreased in the second quarter 2025 and year-to-date by 55% and 78%, respectively, supporting the expected 50% reduction in cash used for full year 2025 compared to 2024.

2025 Financial Outlook

The Company is reaffirming full-year 2025 revenue guidance of $224 million to $230 million, representing growth of 7% to 10%, compared to full-year 2024.

The Company continues to expect breakeven Adjusted EBITDA for the full-year 2025.*

Webcast and Conference Call Details

Treace will host a conference call today, August 7, 2025, at 4:30 p.m. ET to discuss its second quarter 2025 financial results. Investors interested in listening to the conference call may do so by registering. Once registered, participants will receive dial-in numbers and a unique pin to join the call and ask questions. The live webcast of the conference call will be available on the Investor Relations section of the Company’s website at investors.treace.com. The webcast will be archived on the website following the completion of the call.

Investor Day Highlighting New Products

The Company will host an investor day on Wednesday, September 3, 2025, in New York, NY from 9:00 a.m. to 11:00 a.m. Eastern Time. The event will include presentations by members of management and experienced surgeon users, highlighting their experiences with the expanded technology portfolio.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents Adjusted EBITDA, which the Company defines as net loss before depreciation and amortization expense, interest income, interest expense, taxes, share-based compensation expense, acquisition-related costs, restructuring costs, customer credit loss, litigation costs, and debt extinguishment loss. Non-GAAP financial measures such as Adjusted EBITDA are presented in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management uses non-GAAP financial measures to evaluate the Company’s operating performance and trends, as well as for making planning decisions. The Company believes that Adjusted EBITDA helps to identify underlying trends in the Company’s business that may otherwise be masked by the effect of the income and expenses and other items that it excludes in its calculation of Adjusted EBITDA. Accordingly, the Company believes this non-GAAP financial measure provides useful information to investors and others in understanding and evaluating the Company’s operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by the Company’s management in their financial and operational decision-making. The Company also presents this non-GAAP financial measure because it believes investors, analysts and rating agencies consider it to be a useful metric in measuring the Company’s performance against other companies and its ability to meet its debt service obligations.

There are limitations related to the use of non-GAAP financial measures such as Adjusted EBITDA because they are not prepared in accordance with GAAP, may exclude significant income and expenses required by GAAP to be recognized in the Company’s financial statements, and may not be comparable to non-GAAP financial measures used by other companies. The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. A reconciliation between GAAP and non-GAAP results is presented below.

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*A reconciliation of Adjusted EBITDA to GAAP net loss on a forward-looking basis is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the items excluded from this non-GAAP measure.

Forward-Looking Statements

This press release and statements made during the Company’s earnings call contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, the Company’s: 2025 full-year guidance; anticipated liquidity; 2025 Adjusted EBITDA breakeven guidance; expected 2025 cash usage decrease; expected increase in product adoptions; continued execution of strategic initiatives; anticipated market position and growth rates; ability to effectively respond to and mitigate the impact of challenges in the current market environment, including in response to increased competition and accelerating adoption of MIS osteotomy solutions, evolving tariffs, changes in trade policies, or economic uncertainty; anticipated future product launches and the timing of such product launches, and the number and pace of new product innovations through 2025; ability to increase procedure volumes, expand surgeon customer base and utilization rate, and increase procedure penetration and market share; sufficiency of its balance sheet to continue executing strategic and growth initiatives for the foreseeable future; anticipated expansion of clinical evidence; ability to protect and enforce its intellectual property rights, including through its recently filed patent infringement and unfair competition suits; success in defending against securities class actions and infringement of its intellectual property by third parties, including its competitors; expected seasonality, including expected accelerating revenue growth rates for the 2025 third and fourth quarters; and anticipated pace of growth in the foot and ankle market. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results and other events may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results or other events to differ materially from those contemplated in this press release can be found in the Risk Factors section of Treace’s public filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 27, 2025. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements speak only as of their date and, except to the extent required by law, the Company undertakes no obligation to update these statements, whether as a result of any new information, future developments or otherwise. The Company’s results for the quarter ended June 30, 2025 are not necessarily indicative of its operating results for any future periods.

Internet Posting of Information

Treace routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.treace.com. The Company encourages investors and potential investors to consult the Treace website regularly for important information about Treace.

About Treace Medical Concepts

Treace Medical Concepts, Inc. is a medical technology company with the goal of advancing the standard of care for the surgical management of bunion and related midfoot deformities. Bunions are complex 3-dimensional deformities that originate from an unstable joint in the middle of the foot and affect approximately 67 million Americans, of which Treace estimates 1.1 million are annual surgical candidates. Treace has pioneered and patented the Lapiplasty®3D Bunion Correction® System – a combination of instruments, implants, and surgical methods designed to surgically correct all three planes of the bunion deformity and secure the unstable joint, addressing the root cause of the bunion and helping patients get back to their active lifestyles. To further support the needs of surgeons and bunion patients, Treace offers its Adductoplasty® Midfoot Correction System, designed for reproducible surgical correction of midfoot deformities, two systems for minimally invasive osteotomy procedures, namely the Nanoplasty® 3D Minimally Invasive Bunion Correction System and the Percuplasty™ Percutaneous 3D Bunion Correction

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System, and the SpeedMTP® MTP Fusion System. Treace continues to expand its footprint in the marketplace by extending its SpeedPlate® rapid compression implant platform to new applications, as well as providing surgeons with advanced digital solutions with its IntelliGuide™ patient specific, pre-op planning and cut guide technology. For more information, please visit www.treace.com.

To learn more about Treace, connect with us on LinkedIn, X, Facebook and Instagram.

Contacts:

Treace Medical Concepts
Mark L. Hair
Chief Financial Officer

mhair@treace.net

(904) 373-5940

Investors:

Gilmartin Group

Philip Trip Taylor

IR@treace.net

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Treace Medical Concepts, Inc.

Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$47,387	$44,455	$99,957	$95,563
Cost of goods sold	9,635	8,781	20,312	18,908
Gross profit	37,752	35,674	79,645	76,655
Operating expenses
Sales and marketing	33,084	37,681	69,206	78,009
Research and development	5,498	5,157	11,060	10,416
General and administrative	16,144	14,218	31,935	28,580
Total operating expenses	54,726	57,056	112,201	117,005
Loss from operations	(16,974)	(21,382)	(32,556)	(40,350)
Interest income	775	1,376	1,616	2,911
Interest expense	(1,321)	(1,312)	(2,632)	(2,629)
Other income, net	122	112	252	186
Other non-operating income (expense), net	(424)	176	(764)	468
Net loss	$(17,398)	$(21,206)	$(33,320)	$(39,882)

Other comprehensive income (loss)
Unrealized gain (loss) on marketable securities	$(7)	$(95)	$(47)	$(189)
Comprehensive loss	$(17,405)	$(21,301)	$(33,367)	$(40,071)

Net loss per share, basic and diluted	$(0.28)	$(0.34)	$(0.53)	$(0.64)
Weighted-average shares used in computing net loss per share, basic and diluted	63,006,891	62,081,494	62,843,337	61,937,140

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Treace Medical Concepts, Inc.

Balance Sheets

(in thousands, except share and per share amounts)

(unaudited)

	June 30,	December 31,
	2025	2024
Assets
Current assets
Cash and cash equivalents	$8,052	$11,350
Marketable securities, short-term	61,237	64,327
Accounts receivable, net of allowance for credit losses of $1,562 and $1,326 as of June 30, 2025 and December 31, 2024, respectively	30,333	40,803
Inventories	42,397	39,255
Prepaid expenses and other current assets	5,583	5,667
Total current assets	147,602	161,402
Property and equipment, net	29,708	25,953
Intangible assets, net of accumulated amortization of $1,900 and $1,425 as of June 30, 2025 and December 31, 2024, respectively	7,600	8,075
Goodwill	12,815	12,815
Operating lease right-of-use assets	8,042	8,442
Other non-current assets	676	407
Total assets	$206,443	$217,094
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$19,959	$10,522
Accrued liabilities	6,192	7,197
Accrued commissions	5,328	10,121
Accrued compensation	7,064	6,575
Other liabilities	3,357	510
Total current liabilities	41,900	34,925
Long-term debt, net	53,454	53,306
Operating lease liabilities, net of current portion	13,437	15,934
Other long-term liabilities	37	37
Total liabilities	108,828	104,202
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized as of June 30, 2025 and December 31, 2024; 0 shares issued as of June 30, 2025 and December 31, 2024	—	—
Common stock, $0.001 par value, 300,000,000 shares authorized; 63,120,204 and 62,385,101 shares issued as of June 30, 2025 and December 31, 2024, respectively	63	62
Additional paid-in capital	321,508	303,004
Accumulated deficit	(223,310)	(189,990)
Accumulated other comprehensive (loss) income	50	97
Treasury stock, at cost; 77,890 and 23,391 shares as of June 30, 2025 and December 31, 2024, respectively	(696)	(281)
Total stockholders’ equity	97,615	112,892
Total liabilities and stockholders’ equity	$206,443	$217,094

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Treace Medical Concepts, Inc.

Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(33,320)	$(39,882)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization expense	5,037	4,025
Provision for allowance for credit losses	581	2,207
Share-based compensation expense	18,270	14,148
Non-cash lease expense	1,133	1,182
Amortization of debt issuance costs	148	149
Amortization (accretion) of premium (discount) on marketable securities, net	(114)	(685)
Other, net	219	159
Net changes in operating assets and liabilities, net of acquisitions
Accounts receivable	9,985	10,297
Inventory	(3,142)	(12,034)
Prepaid expenses and other assets	84	185
Other non-current assets	(365)	—
Operating lease liabilities	(1,553)	(1,291)
Accounts payable	9,437	6,238
Accrued liabilities	(5,309)	(5,943)
Other, net	57	127
Net cash provided by (used in) operating activities	1,148	(21,118)

Cash flows from investing activities
Purchases of available-for-sale marketable securities	(30,249)	(28,711)
Sales and maturities of available-for-sale marketable securities	33,408	60,558
Purchases of property and equipment	(8,310)	(5,656)
Net cash provided by (used in) investing activities	(5,151)	26,191

Cash flows from financing activities
Proceeds from insurance premium financing	983	—
Payments on insurance premium financing	(98)	—
Proceeds from exercise of employee stock options	235	363
Taxes from withheld shares	(415)	(237)
Net cash provided by (used in) financing activities	705	126
Net increase (decrease) in cash and cash equivalents	(3,298)	5,199
Cash and cash equivalents at beginning of period	11,350	12,982
Cash and cash equivalents at end of period	$8,052	$18,181

Supplemental disclosure of cash flow information
Cash paid for interest	$2,495	$2,490
Operating lease right-of-use asset and lease liability adjustment due to lease incentive	$—	$86
Noncash investing activities
Unrealized (gains) losses, net on marketable securities	$47	$189
Unsettled matured marketable security and receivable from broker	$—	$2,000
Noncash financing activities
Legal cost financing	$228	$—

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Treace Medical Concepts, Inc.

Reconciliation of GAAP Net Loss to EBITDA & Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(17,398)	$(21,206)	$(33,320)	$(39,882)
Adjustments:
Interest income	(775)	(1,376)	(1,616)	(2,911)
Interest expense	1,321	1,312	2,632	2,629
Taxes	—	—	—	—
Depreciation & Amortization	2,576	2,116	5,037	4,025
EBITDA	$(14,276)	$(19,154)	$(27,267)	$(36,139)
Share-based compensation expense	9,577	6,740	18,270	14,148
Acquisition-related costs	—	556	—	1,873
Restructuring costs[1]	—	964	—	964
Customer credit loss[2]	—	2,147	—	2,147
Litigation costs[3]	1,055	—	1,510	—
Adjusted EBITDA	$(3,644)	$(8,747)	$(7,487)	$(17,007)

1 Restructuring charges primarily relate to severance payments and other post-employment benefits from a restructuring in June 2024.

2 Customer credit loss consists of the write-off of accounts receivable due from a customer that filed for bankruptcy during the second quarter of 2024.

3 Litigation costs relate to patent infringement lawsuits.

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